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                                                                EXHIBIT 5.1

                 [LETTERHEAD FOR GALLAGHER, BRIODY & BUTLER]



                                                September 23, 1997



MicroTel International, Inc.
1290 E. Brickell Street
Ontario, CA  91761

Re: MicroTel International, Inc.

Ladies and Gentlemen:

        We have acted as counsel for MicroTel International, Inc., a Delaware corporation (the "Company") in connection with the Company's filing of a Registration Statement on Form S-1 with the Securities and Exchange Commission with respect to the shares of Common Stock being registrered on behalf of certain selling shareholders under the Securities Act of 1933, as amended. (Such registration statement, as amended at the time it becomes effective, is referred to herein as the "Registration Statement"). The Registration Statement relates to certain outstanding shares of the Company's common stock (as defined therein, the "Yorkton Shares", the "Merger Shares", and the "Other Shares") and certain shares of the Company's common stock underlying certain warrants and stock options (as defined therein, the "Option Shares" and the "Warrant Shares"). The Yorkton Shares, Merger Shares, Option Shares, Warrant Shares, and the Other Shares are referred to herein collectively as the "Shares".

        In connection with such maters, we have examined, among other things, the Certificate of Incorporation and By-laws for the Company, and the corporate proceedings with respect to the filing of the registration on behalf of the selling shareholders. Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares, subject to the Registration Statement becoming effective under the Securities Act of 1933, as amended, and to compliance with any applicable state securities laws, when sold by the Selling Shareholders (as defined in the Registration Statement), will be legally issued, fully paid and non-assessable.

        The opinion expressed above is subject to the following assumptions, qualifications and limitations.

        (a)  We assume:

             (i)        all signatures not witnessed by us are genuine;

             (ii) the competence of all persons other than the Company executing such documents;

             (iii) all documents submitted to us as originals are authentic;

             (iv) all documents submitted to us as copies are accurate and complete copies of the originals thereof; and

             (v) all consideration has been or shall have been paid to the Company for the issuance of the Shares in accordance with their respective terms.

        (b) This opinion is limited to the matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

        We call to your attention the fact that Gallagher, Briody & Butler owns in the aggregate 16,377 shares of Common Stock of the Company, Kevin M. Briody, a partner of the firm, owns in the aggregate 32,755 shares of Company Common Stock and Thomas P. Gallagher, a partner of the firm, owns in the aggregate 73,200 shares of Company Common Stock and warrants to purchase 9,797 shares of Company Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.


                                        Very truly yours,

                                        /s/ GALLAGHER, BRIODY & BUTLER

                                        GALLAGHER, BRIODY & BUTLER